Exhibit 5.1

Mitchell Silberberg & Knupp llp

September 25, 2015

Board of Directors

Sysorex Global Holdings Corp

2479 East Bayshore Road, Suite 195

Palo Alto, California 94303

Gentlemen:

We have acted as counsel to Sysorex Global Holdings Corp., a Nevada corporation (the “Company”), in connection with the proposed issuance of up to 6,037,500 shares of common stock of the Company, $0.001 par value per share (“Common Stock”), which includes up to 787,500 shares of Common Stock issuable upon exercise of the underwriters’ option to purchase additional shares (collectively, the “Shares”). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2015 and declared effective on May 28, 2015 (Registration No. 333-204159) (the “Registration Statement”), and are being offered pursuant to a base prospectus (the “Base Prospectus”) and a prospectus supplement dated September 25, 2015 filed with the Commission pursuant to Rule 424(b) (together with the Base Prospectus, the “Prospectus”) under the Act. The Shares are being sold pursuant to an underwriting agreement dated September 25, 2015 between B. Riley & Co., LLC, as representative of the several underwriters, and the Company (the “Underwriting Agreement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. The opinions expressed herein are limited to Chapter 78 of the Nevada Revised Statutes. We express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. We express no opinion herein concerning any state securities or blue sky laws.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in the circumstances contemplated by the Underwriting Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

Mitchell Silberberg & Knupp llp

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, as further limited above, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

This opinion is rendered to you in connection with the offering described above. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K of the Company being filed on the date hereof and to the reference to our firm in the Prospectus Supplement and the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mitchell Silberberg & Knupp LLP